N E W S R E L E A S E

Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

(For Immediate Release)
UNITEDHEALTH GROUP REPORTS THIRD QUARTER 2019 RESULTS

•	Total Revenues of $60.4 Billion Grew by 7% or $3.8 Billion Year-over-Year

•	Operating Earnings Grew 9% to $5.0 Billion, Including Double-Digit Growth Rates in Each Optum Business

•	Net Earnings Per Share were $3.67, Adjusted Net Earnings Per Share were $3.88, Bringing Year-To-Date Growth to 17%

•	Cash Flows from Operations were $3.2 Billion in the Quarter, Bringing Year-To-Date Cash Flows from Operations to $12.3 Billion or 1.2x Net Income
NEW YORK, NY (October 15, 2019) - Strong and diversified performance continued across UnitedHealth Group (NYSE: UNH) in the third quarter 2019.

“Optum and UnitedHealthcare are driving value for our customers, creating momentum to finish the year strongly and move into 2020 with an intense focus on accelerating the growth of our businesses by advancing quality, affordability and satisfaction for those we serve,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

Based on strong third quarter 2019 results and its positive view for the rest of the year, the Company increased its full year net earnings outlook to $14.15 to $14.25 per share and adjusted net earnings to a range of $14.90 to $15.00 per share, both increasing $0.15 per share at the mid-point.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2019	2018	2019
Revenues	$60.4 billion	$56.6 billion	$60.6 billion
Earnings From Operations	$5.0 billion	$4.6 billion	$4.7 billion
Net Margin	5.9%	5.6%	5.4%

•
UnitedHealth Group’s third quarter 2019 revenues grew $3.8 billion or 6.7 percent year-over-year to $60.4 billion, led by double-digit percentage revenue growth for Optum. Year-to-date revenues grew 8 percent or $13.4 billion to $181.3 billion year-over-year.

•
Third quarter earnings from operations grew $424 million year-over-year or 9.2 percent to $5.0 billion led by double-digit growth rates across each of the Optum businesses. Adjusted net earnings of $3.88 per share increased 13.8 percent, bringing year-to-date adjusted net earnings per share to $11.22, a 16.9 percent growth rate year-over-year.

•	Cash flows from operations were $3.2 billion in the quarter and $12.3 billion or 1.2x net income year-to-date.

•
Third quarter medical cost trends remained in line with expectations, with the health insurance tax deferral driving the 140 basis point year-over-year increase in the medical care ratio to 82.4 percent. Favorable medical reserve development was $140 million in the quarter, with $80 million related to 2019 and $60 million related to prior periods. Days claims payable of 49.3 days compared to 48.6 in the second quarter 2019 and 50.5 in the third quarter 2018.

•
The third quarter operating cost ratio improved 20 basis points from the same period last year to 14.8 percent, reflecting the deferral of the health insurance tax and continued effects of operating cost productivity improvements, net of the effect of business mix changes and continued investments in innovation, service and growth.

•
Third quarter dividends of $1.08 per share increased 20 percent year-over-year to $1 billion. The Company repurchased 2.6 million shares for $600 million in the quarter, bringing year-to-date purchases to 20.8 million shares for $5.1 billion.

•	Return on equity of 26.2 percent in the period continued to reflect the Company’s efficient capital base and strong earnings profile.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value health care consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2019	2018	2019
Revenues	$48.1 billion	$45.9 billion	$48.6 billion
Earnings From Operations	$2.7 billion	$2.6 billion	$2.6 billion
Operating Margin	5.5%	5.6%	5.4%

•
UnitedHealthcare grew to serve 415,000 more people with medical benefits over the past year driven by growth in commercial and Medicare Advantage membership, and with greater focus on serving people with higher acuity needs. This led to revenue growth of 4.7 percent, or $2.2 billion, to $48.1 billion in the quarter. Third quarter 2019 earnings from operations at UnitedHealthcare grew by 3.8 percent to $2.7 billion driven by revenue growth and strong cost disciplines, offset by an extra day in the quarter and the impact of the health insurance tax deferral. Year-to-date, earnings from operations grew 13 percent.

–
Third quarter 2019 revenues at UnitedHealthcare Employer & Individual grew $557 million year-over-year to $14.3 billion, as UnitedHealthcare served just over 1 million more people with commercial benefits in the past year.

–
UnitedHealthcare Medicare & Retirement third quarter 2019 revenues advanced by 10.2 percent or $1.9 billion to $20.7 billion. Seniors served through Medicare Advantage grew by 315,000 over the last year to 5.23 million. Including those dually eligible for Medicare and Medicaid and served through UnitedHealthcare Community & State, total year-over-year growth in Medicare Advantage was nearly 450,000 people.

–
Revenues at UnitedHealthcare Community & State decreased $384 million to $10.7 billion in third quarter 2019, as third quarter membership declined 665,000 people year-over-year due to proactive market withdrawals as well as states balancing carriers and managing eligibility.

–	UnitedHealthcare Global third quarter 2019 revenues increased 3.6 percent year-over-year to $2.4 billion.

Optum is a health services business serving the global health care marketplace, including payers, care providers, health systems, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer and physician experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2019	2018	2019
Revenues	$28.8 billion	$25.4 billion	$28.0 billion
Earnings From Operations	$2.4 billion	$2.0 billion	$2.1 billion
Operating Margin	8.2%	8.0%	7.5%

•
Optum third quarter 2019 revenues grew by 13.3 percent or $3.4 billion year-over-year to $28.8 billion. Optum’s third quarter 2019 earnings from operations advanced 16.1 percent to $2.4 billion. Year-to-date, earnings from operations grew 15 percent.

–
OptumHealth revenues in the third quarter 2019 of $8.1 billion grew 34.4 percent year-over-year or $2.1 billion, with strength and diversity of growth across care delivery and expansion of behavioral health services. OptumHealth served approximately 95 million people at September 30, 2019, as revenue per consumer increased 30 percent year-over-year, driven by growth in value-based care arrangements and expanded local care delivery offerings.

–	Third quarter 2019 revenues at OptumInsight grew 16.1 percent year-over-year to $2.6 billion, while revenue backlog advanced 21 percent year-over-year to $19.0 billion at quarter-end.

–
OptumRx revenues in third quarter 2019 of $18.5 billion increased 5.8 percent or $1.0 billion year-over-year, reflecting continued diversification to more clinically focused services, including specialty pharmacy care. In the third quarter 2019 OptumRx fulfilled 325 million adjusted scripts or a decline of 2 percent over the prior year, impacted by the one previously announced large client transition.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through October 29, 2019. The conference call replay can also be accessed by dialing 1-800-839-1162. This earnings release and the Form 8-K dated October 15, 2019, can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2019

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Premiums	$47,397	$44,613	$142,074	$133,155
Products	7,546	7,344	23,971	21,050
Services	4,942	4,217	13,756	12,590
Investment and other income	466	382	1,453	1,035
Total revenues	60,351	56,556	181,254	167,830
Operating costs
Medical costs	39,041	36,158	117,164	108,448
Operating costs	8,960	8,479	25,892	25,371
Cost of products sold	6,627	6,718	21,606	19,373
Depreciation and amortization	709	611	2,002	1,791
Total operating costs	55,337	51,966	166,664	154,983
Earnings from operations	5,014	4,590	14,590	12,847
Interest expense	(449)	(353)	(1,267)	(1,026)
Earnings before income taxes	4,565	4,237	13,323	11,821
Provision for income taxes	(936)	(953)	(2,752)	(2,603)
Net earnings	3,629	3,284	10,571	9,218
Earnings attributable to noncontrolling interests	(91)	(96)	(273)	(272)
Net earnings attributable to UnitedHealth Group common shareholders	$3,538	$3,188	$10,298	$8,946
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$3.67	$3.24	$10.65	$9.09
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.88	$3.41	$11.22	$9.60
Diluted weighted-average common shares outstanding	963	983	967	984
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Cash and short-term investments	$15,818	$14,324
Accounts receivable, net	10,964	11,388
Other current assets	16,759	12,980
Total current assets	43,541	38,692
Long-term investments	36,840	32,510
Other long-term assets	93,328	81,019
Total assets	$173,709	$152,221
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$20,939	$19,891
Commercial paper and current maturities of long-term debt	6,387	1,973
Other current liabilities	35,315	31,345
Total current liabilities	62,641	53,209
Long-term debt, less current maturities	38,507	34,581
Other long-term liabilities	12,814	8,204
Redeemable noncontrolling interests	1,991	1,908
Equity	57,756	54,319
Total liabilities, redeemable noncontrolling interests and equity	$173,709	$152,221

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net earnings	$10,571	$9,218
Noncash items:
Depreciation and amortization	2,002	1,791
Deferred income taxes and other	(4)	(127)
Share-based compensation	525	512
Net changes in operating assets and liabilities	(836)	1,923
Cash flows from operating activities	12,258	13,317
Investing Activities
Purchases of investments, net of sales and maturities	(2,028)	(3,729)
Purchases of property, equipment and capitalized software	(1,421)	(1,505)
Cash paid for acquisitions, net	(8,200)	(5,824)
Other, net	338	(187)
Cash flows used for investing activities	(11,311)	(11,245)
Financing Activities
Common share repurchases	(5,101)	(3,650)
Dividends paid	(2,908)	(2,454)
Net change in commercial paper and long-term debt	8,192	1,200
Other, net	404	1,211
Cash flows from (used for) financing activities	587	(3,693)
Effect of exchange rate changes on cash and cash equivalents	(37)	(97)
Increase (decrease) in cash and cash equivalents	1,497	(1,718)
Cash and cash equivalents, beginning of period	10,866	11,981
Cash and cash equivalents, end of period	$12,363	$10,263

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
UnitedHealthcare	$48,105	$45,937	$145,595	$137,242
Optum	28,763	25,391	83,152	73,718
Eliminations	(16,517)	(14,772)	(47,493)	(43,130)
Total consolidated revenues	$60,351	$56,556	$181,254	$167,830
Earnings from Operations
UnitedHealthcare	$2,655	$2,559	$8,251	$7,316
Optum (a)	2,359	2,031	6,339	5,531
Total consolidated earnings from operations	$5,014	$4,590	$14,590	$12,847
Operating Margin
UnitedHealthcare	5.5%	5.6%	5.7%	5.3%
Optum	8.2%	8.0%	7.6%	7.5%
Consolidated operating margin	8.3%	8.1%	8.0%	7.7%

Revenues
UnitedHealthcare Employer & Individual	$14,291	$13,734	$42,407	$40,856
UnitedHealthcare Medicare & Retirement	20,698	18,789	62,649	56,573
UnitedHealthcare Community & State	10,670	11,054	33,038	32,471
UnitedHealthcare Global	2,446	2,360	7,501	7,342

OptumHealth	$8,133	$6,052	$21,994	$17,752
OptumInsight	2,617	2,254	7,145	6,508
OptumRx	18,454	17,437	55,194	50,484
Optum eliminations	(441)	(352)	(1,181)	(1,026)
(a) Earnings from operations for Optum for the three and nine months ended September 30, 2019 included $748 and $2,062 for OptumHealth; $632 and $1,589 for OptumInsight; and $979 and $2,688 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2018 included $622 and $1,680 for OptumHealth; $534 and $1,382 for OptumInsight; and $875 and $2,469 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
Commercial:
Risk-based	8,605	8,325	8,495	8,450
Fee-based	19,230	19,090	18,420	18,365
Total Commercial	27,835	27,415	26,915	26,815
Medicare Advantage	5,230	5,190	4,945	4,915
Medicaid	5,965	6,360	6,450	6,630
Medicare Supplement (Standardized)	4,510	4,495	4,545	4,540
Total Public and Senior	15,705	16,045	15,940	16,085
Total UnitedHealthcare - Domestic Medical	43,540	43,460	42,855	42,900
International	5,845	6,070	6,220	6,070
Total UnitedHealthcare - Medical	49,385	49,530	49,075	48,970

Supplemental Data
Medicare Part D stand-alone	4,415	4,430	4,710	4,725

OPTUM PERFORMANCE METRICS

	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
OptumHealth Consumers Served (in millions)	95	95	93	92
OptumInsight Contract Backlog (in billions)	$19.0	$18.5	$17.0	$15.7
OptumRx Quarterly Adjusted Scripts (in millions)	325	343	348	331

Note: UnitedHealth Group served 136 million unique individuals across all businesses at September 30, 2019.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2019	2018	2019	2018	2019
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,538	$3,188	$10,298	$8,946	$13,650 - $13,750
Intangible amortization	262	221	729	661	~1,000
Tax effect of intangible amortization	(64)	(54)	(180)	(165)	~(245)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,736	$3,355	$10,847	$9,442	$14,405 - $14,505

GAAP diluted earnings per share	$3.67	$3.24	$10.65	$9.09	$14.15 - $14.25
Intangible amortization per share	0.27	0.22	0.75	0.67	~1.00
Tax effect per share of intangible amortization	(0.06)	(0.05)	(0.18)	(0.16)	~(0.25)
Adjusted diluted earnings per share	$3.88	$3.41	$11.22	$9.60	$14.90 - $15.00

(a)
Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.